Exhibit 23.3

                           PricewaterhouseCoopers LLP
                          Certified Public Accountants

                          INDEPENDENT AUDITORS' CONSENT
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     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan and 1994 Stock Option Plan of Metallica Resources Inc. (the "Company"). We also consent to the incorporation by reference therein of our report dated February 12, 1999 with respect to the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1998 as included in its Form 20-F filed with the Securities And Exchange Commission on Form 6-K on May 20, 1999 and our report dated February 18, 2000 with respect to the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 1999 filed on Form 6-K with the Securities and Exchange Commission on April 24, 2000.


Toronto, Canada
April 28, 2000

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Chartered Accountants